Exhibit 10.2

PROMISSORY NOTE

September 19, 2017

For value received, Committed Capital Acquisition Corporation II (“Borrower”) hereby promises to pay to the order of NOTESPAC, LLC, a Utah limited liability company (“Holder”), located at 1745 Sidewinder Drive, Park City, Utah 84060, the principal sum of $796,686.00 (the “Principal Amount”) pursuant to this Promissory Note (the “Note”), in connection with that certain Note Purchase Agreement entered into on September 19, 2017 by and between Borrower and the other parties thereto (the “Note Purchase Agreement”).

All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Note Purchase Agreement.

1.	Maturity Date. Principal and accrued interest under this Note shall be repaid in full, in one lump sum, on the date upon which the Company consummates a Business Transaction.

2.	Interest Rate. This Note shall bear interest at the short-term AFR rate pursuant to Section 1274 of the Internal Revenue Code of 1986, as amended.

3.	Payments. Any payment on this Note shall be made by wire transfer of immediately available funds to an account designated by the Holder or by check sent to the Holder’s address set forth in the records of the Borrower or to such other address as the Holder may designate for such purpose from time to time by written notice to the Borrower, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

4.	Events of Default. The following shall constitute Events of Default:

(a)	Failure by Borrower to pay the Principal Amount within five (5) business days following the date when due.

(b)	The insolvency of the Borrower, the commission of any act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of Borrowers and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Borrower or the attachment of or execution against any property or assets of the Borrower.

5.	Remedies. Upon the occurrence of an Event of Default specified in Section 4(a), Holder may, by written notice to Borrower, declare this Note due and payable, whereupon the Principal Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding. Upon the occurrence of an Event of Default specified in Section 4(b), the unpaid Principal Amount shall automatically and immediately become due and payable, in all cases without any action on the part of Holder.

6.	Miscellaneous.

(a)	Waiver and Amendment. Any provision of this Note may be amended or modified only by a writing signed by both Borrower and Holder. No waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

(b)	Governing Law; Jurisdiction. This Note will be governed by and construed in accordance with the internal laws of the State of New York, without reference to that body of law relating to conflict of laws or choice of law.

(c)	Severability; Headings. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

(d)	Attorneys' Fees. Borrower and Holder shall each be responsible for legal fees incurred in connection with the negotiation, execution, and delivery of this Note.

(e)	Assignment. This Note may not be assigned or delegated by Borrower, whether by voluntary assignment or transfer, operation of law, or otherwise, without the prior written consent of Holder.

(f)	Notice. Any notice required or permitted under this Note shall be given in writing and will be deemed effectively given upon personal delivery; upon confirmed transmission by electronic mail or facsimile; or three (3) days following deposit with the United States Post Office, by certified or registered mail, postage prepaid, addressed to the party's address set forth above or at such other address as such party may specify by written notice given in accordance with this Section.

(g)	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(h)	Trust Waiver. Anything contained herein to the contrary notwithstanding, the Holder hereby agrees that it does not have any Borrower right, title, interest or claim of any kind in or to any monies in the Trust Account of Borrower, established for the benefit of Borrower’s public shareholders (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any amounts due to it under this Note and will not seek recourse against the Trust Account for any reason whatsoever.

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IN WITNESS WHEREOF, Borrower and Holder have executed this Note as of the date first stated above:

BORROWER

Committed Capital Acquisition Corporation II

By:	/S/ MICHAEL RAPOPORT

Name:	Michael Rapoport

Title:	Chairman and Chief Executive Officer

HOLDER

NOTESPAC, LLC

By:	/S/ LAUREN SELIG

Name:	Lauren Selig

Title:	Managing Member

Signature Page to Promissory Note